                                                           Exhibits 8.2 and 23.3


                                                    May 28, 1997



Buck Consultants, Inc.
Two Pennsylvania Plaza
New York, NY  10121

          Merger of Buck Consultants, Inc. with and into Mellon Bank
            Corporation's wholly owned subsidiary, Buck Acquisition
           Corporation, with Buck Acquisition Corporation surviving
           --------------------------------------------------------

Ladies and Gentlemen:

     We have been requested to render this opinion concerning certain matters of federal income tax law in connection with the proposed merger of Buck Consultants, Inc., a corporation organized and existing under the laws of the State of Delaware ("Buck"), with and into a newly formed corporation, Buck Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware ("Sub") and a directly and wholly owned subsidiary of Mellon Bank Corporation, a corporation organized and existing under the laws of the State of Pennsylvania ("Mellon"), with Buck Acquisition Corporation surviving the merger and becoming a wholly owned subsidiary of Mellon, pursuant to the applicable corporate laws of the State of Delaware (the "Merger"), and in accordance with that certain Agreement and Plan of Reorganization between Mellon and Buck, dated March 17, 1997 (the "Agreement"). Our opinion has been requested in connection with the filing of a registration statement with the Securities and Exchange Commission on May 28, 1997, on Form S-4, which includes therein a Prospectus/Proxy Statement, in connection with the Merger (as thereafter amended at any time to and including the date hereof, the "Registration Statement"). All capitalized terms not defined herein have the definitions assigned to them in the Agreement.

     To render this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy at all relevant times of the statements, covenants, representations and warranties contained in the following documents, and, in the case of the Stockholders' Certificates (Item 4 below, which have not yet been received as


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Buck Consultants, Inc.
May 28, 1997

Page 2


of the date hereof), this opinion is subject to the receipt of such Certificates prior to the date of the Merger:

     1.  the Agreement (including the exhibits thereto);

     2. the Officer's Certificate dated May 27, 1997, addressed to us, signed by an authorized officer of Mellon, and delivered to us from Mellon in the form attached hereto as "Exhibit A", and incorporated herein by reference;
                    ---------
     3. the Officer's Certificate dated May 28, 1997, addressed to us, signed by an authorized officer of Buck, and delivered to us from Buck in the form attached hereto as "Exhibit B", and incorporated herein by reference;
                    ---------
     4. the Stockholders' Certificates, addressed to us, signed by certain of the stockholders of Buck, and delivered to us from Buck in the form attached hereto as "Exhibit C", and incorporated herein by reference;
           ---------

     5. the Registration Statement; and

     6. such other instruments and documents related to the formation, organization, and operation of Mellon, Buck, and Sub or the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

     In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

     (1) original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

     (2) any representation or statement referred to above made "to the best knowledge of" or otherwise similarly qualified is correct without such qualification;

     (3) the Merger will be consummated pursuant to the Agreement and will be effective under applicable state law;

     (4) there is no plan or intention on the part of the Buck stockholders (a "Plan") to sell, exchange, transfer,
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Buck Consultants, Inc.
May 28, 1997

Page 3

distribute, pledge or otherwise dispose of (a "Sale") shares of Mellon Common Stock to be issued to Buck stockholders in the Merger, which shares would have an aggregate fair market value, as of the Effective Time of the Merger, in excess of fifty percent (50%) of the aggregate consideration to be received in exchange for Buck Common Stock in the Merger. For purposes of this assumption, shares of Buck Common Stock (or the portion thereof) (i) with respect to which a Buck stockholder receives consideration in the Merger other than Mellon Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights, if any, or in lieu of fractional shares of Mellon Common Stock) and/or (ii) with respect to which a Sale occurs during the period ending at the Effective Time and beginning with the commencement of negotiations (whether formal or informal) between Buck and Mellon regarding the Merger shall be considered shares of outstanding Buck Common Stock exchanged for Mellon Common Stock in the Merger and then disposed of pursuant to a Plan;

     (5) following the Merger, Sub will continue the historic business of Buck or use a significant portion of Buck's historic business assets in a business;

     (6) no outstanding indebtedness of Mellon, Buck, or Sub has or will represent equity for tax purposes; no outstanding equity of Mellon, Buck, or Sub has represented or will represent indebtedness for tax purposes; no outstanding security, instrument, agreement, or arrangement that provides for, contains, or represents either a right to acquire Buck stock or to share in the appreciation thereof constitutes or will constitute "stock" for purposes of Section 368(c) of the Internal Revenue Code ("Code"); payments to employees under the Buck Key Performers Supplemental Payment Plan are compensation; and

     (7) none of Mellon, Buck, or Sub is, or will be a the time of the Merger,
(a) an "investment company" within the meaning of Section 368(a)(2)(F) of the Code; or (b) under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     Capitalized terms used herein and not otherwise defined are used as defined in the Agreement.

     Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the provisions of


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Buck Consultants, Inc.
May 28, 1997
Page 4


the Agreement and the exhibits thereto, the Merger of Buck with and into Sub, with Sub surviving the Merger and continuing as a wholly owned subsidiary of Mellon, will qualify as a reorganization, for federal income tax purposes, within the meaning of Section 368(a)(1)(A) of the Code by virtue of Section 368(a)(2)(D) of the Code.

     In addition to your request for our opinion on this specific matter of federal income tax law, you have asked us to review the discussion of federal income tax issues contained in the Registration Statement. We have reviewed the discussion entitled "Certain Federal Income Tax Consequences" contained in the Registration Statement and believe that such information fairly presents the current federal income tax law applicable to the Merger, and the material federal income tax consequences to Mellon, Buck, Sub, and the Buck stockholders.

     Our opinion set forth above is based upon the existing provisions of the Code, Treasury Regulations (including Temporary and Proposed Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the "Service") and existing court decisions, any of which could change at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation, or interpretation of the federal income tax laws.

     Our opinion concerning certain of the federal tax consequences of the Merger is limited to the specific federal tax consequences presented above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state, local, or foreign tax consequences that may result from the Merger. In particular, we express no opinion regarding:
(i) the amount, existence or availability after the Merger of any of the federal income tax attributes of Buck or Mellon (including, without limitation, foreign tax credits or net operating loss carryforwards, if any, of Buck or Mellon);
(ii) the application of Section 83 of the Code to the receipt of consideration in the Merger by the holders of Buck Common Stock; (iii) the effects of the Merger on any pension or other employee benefit plan maintained by Mellon or Buck and (iv) the payments to Buck
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Buck Consultants, Inc.
May 28, 1997
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retirees with respect to Buck Common Stock previously sold to Buck.

     No ruling has been or will be requested from the Service concerning the federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing federal income tax law to the instant transaction. If the facts vary from those relied upon (including if any representation, covenant, warranty, or assumption upon which we have relied is inaccurate, incomplete, breached, or ineffective), our opinion contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions will not be taken by the Service or that a court considering the issues would not hold otherwise.

     This opinion is being delivered solely for the purpose of being included as an exhibit to the Registration Statement; it may not be relied upon or utilized for any other purpose (including, without limitation, satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We do, however, consent to the use of our name in the Registration Statement wherever it appears.



                                            Very truly yours,

                                            /s/ O'Sullivan Graev & Karabell, LLP

                                            O'Sullivan Graev & Karabell, LLP